Exhibit 10.35
RENT SCHEDULE
EXHIBIT “A”
This is attached to the Lease Agreement dated July 1, 2006 by and between MCM Legacy LTD PTNR, dba Patrick Park Center, as Landlord,
and     APEX TESTING CORP..
UNIT:   3155 East Patrick Lane, Suite 12, Las Vegas NV 89120
Description-3,444 Sq. Ft.

	Cam			TOTAL
Date	Square Ft	Rents	Cam**	RENT
01-July-2006 - 31-December-2006	3,444	$2,499.32	$398.88	$2,898.20 Per Mo.
01-January-2007 - 31-December-2007	3,444	$2,574.30	$398.88	$2,973.18 Per Mo.

**	Cams are subject to change

/s/ Bill McDonald 6/14/2006

Bill McDonald Date	MCM Legacy LP	Date
President